Exhibit 5
September 11, 2006
Bristow Group Inc.
2000 W. Sam Houston Pkwy. S., Suite 1700
Houston, Texas 77042
Re: Bristow Group Inc. Registration Statement on Form S-1
Ladies and Gentlemen:
     As set forth in the Registration Statement on Form S-1 (Registration No. 333-136743) (as amended to date, the “Registration Statement”) filed by Bristow Group Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) relating to the proposed offer and sale by the Company of (1) 4,000,000 shares (the “Preferred Shares”) of mandatory convertible preferred stock, par value $.01 per share (the “Mandatory Convertible Preferred Stock”), together with up to 600,000 shares of Mandatory Convertible Preferred Stock that may be sold by the Company pursuant to the underwriters’ over-allotment option (the “Additional Preferred Shares”) and (2) an indeterminate number of shares (the “Common Shares”) of common stock, par value $.01 per share (the “Common Stock”), issuable upon conversion of the Mandatory Convertible Preferred Stock, we are passing upon certain legal matters for the Company in connection with the Securities (as defined below). The Preferred Shares and any Additional Preferred Shares sold in this offering, together with the Common Shares, are collectively referred to as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
     We understand that the Preferred Shares and the Additional Preferred Shares are to be sold by the Company pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) in substantially the form filed as Exhibit 1.1 to the Registration Statement.
     In our capacity as counsel to the Company in the connection referred to above, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (1) the Certificate of Incorporation and Bylaws of the Company, each as amended to the date, (2) the Certificate of Designation filed as an exhibit to the Registration Statement (the “Certificate of Designation”) and (3) corporate records of the Company, including minute books of the Company, certificate of public officials and of representative of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In giving such opinion, we have relied on certificates of officers of the Company and of public officials with respect to the accuracy of the factual matters those certificates cover or contain, and we have assumed that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic and complete, all documents submitted to us as certified or reproduced copies conform to the original copies of those documents and those original copies are authentic and complete.

Bristow Group Inc.
September 11, 2006

     Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:
     1. The Company is a corporation duly incorporated under the laws of the State of Delaware.
     2. When offered as described in the Registration Statement, upon the sale of the Preferred Shares and the Additional Preferred Shares in accordance with the terms and provisions of the Underwriting Agreement and as described in the Registration Statement, and upon issuance of the Common Shares in accordance with the terms and provisions of the Mandatory Convertible Preferred Stock and the Certificate of Designation and as described in the Registration Statement, the Securities will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.
     This opinion is limited to the Delaware General Corporation Law. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Baker Botts L.L.P.